Exhibit 32

NEW YORK COMMUNITY BANCORP, INC.

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New York Community Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended on September 30, 2016 as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

DATE: November 9, 2016	BY:	/s/ Joseph R. Ficalora
Joseph R. Ficalora
President, Chief Executive Officer, and Director

DATE: November 9, 2016	BY:	/s/ Thomas R. Cangemi
Thomas R. Cangemi
Senior Executive Vice President and Chief Financial Officer